EXHIBIT 99 - CONTENT OF EARNINGS RELEASE DATED OCTOBER 19, 2004


     SAVANNAH BANCORP REPORTS THIRD QUARTER EARNINGS INCREASE OF 27 PERCENT
                     AND DECLARES REGULAR QUARTERLY DIVIDEND


Tuesday October 19, 10:40 am ET


SAVANNAH, Ga.--(BUSINESS WIRE)--Oct. 19, 2004--The Savannah Bancorp (NasdaqNM:
SAVB) reported net income for the third quarter 2004 of $1,544,000, up 27 percent from $1,212,000 in the third quarter of 2003. Net income per diluted share was 46 cents compared to 36 cents per share in the third quarter of 2003, an increase of 28 percent. For the first nine months of 2004, net income was $3,961,000, a 15 percent increase over $3,452,000 in the first nine months of 2003. Earnings per diluted share were $1.18, 15 percent over 2003 diluted earnings per share of $1.03.

Total assets increased 27 percent to $580 million at September 30, 2004, up from $455 million a year earlier. $68 million in assets is attributable to the Harbourside mortgage division, a loan production office located on Hilton Head Island, SC, which commenced operations in October, 2003. Loans, excluding $26 million in loans held for sale, totaled $471 million compared with $368 million one year earlier, an increase of 28 percent. Deposits totaled $466 million at September 30, 2004 and $370 million at September 30, 2003, an increase of 26 percent. Demand, savings and money market accounts increased 12 percent over the prior year as a result of continued focus on core deposit growth.

Nonperforming assets were $631,000 or 0.13 percent of total loans at September 30, 2004 compared to $3,249,000 or 0.88 percent of total loans at September 30, 2003. Net loan losses for the first nine months of 2004 were $82,000 or 0.03 percent of average loans on an annualized basis. Provision for loan losses for the first nine months was $1,195,000 in 2004 and $790,000 in 2003.

For the first nine months of 2004 compared to the same period in 2003, net interest income increased 21 percent, other income increased 16 percent and other expenses increased 21 percent. Earnings growth rates continue to improve relative to prior periods due primarily to higher asset growth, the stabilization of net interest margin due to rising rates and enhanced operating efficiencies, partially offset by start-up costs associated with Harbourside Mortgage.

"We are excited by the results of our plans to enhance the core growth and earnings rates of our company. Through a combination of excellent business development efforts by our relationship managers, improved efficiencies and product delivery capabilities by our operations and technology team, and consistent attention to customer needs by our front line associates coupled with improving economic and market conditions, we are exceeding our goals in almost every major revenue and expense category," said G. Mike Odom, Jr., Chief Executive Officer, and John C. Helmken II, President, in a joint statement released to employees today.

The Board of Directors today approved a quarterly cash dividend of 16.5 cents per share to shareholders of record on October 29, 2004 payable on November 22, 2004.



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

The Savannah Bancorp, Inc., (SAVB) a bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust (Richmond Hill, GA), is headquartered in Savannah, GA. Harbourside Mortgage Company, a division of The Savannah Bank, N.A., is a loan production office on Hilton Head Island, SC that began business on October 1, 2003. SAVB began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers.


This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.






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



            THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                 THIRD QUARTER FINANCIAL HIGHLIGHTS
                     September 30, 2004 and 2003
                            (Unaudited)
                  (thousands, except per share data)

----------------------------------------------------------------------
Balance Sheet Data
at September 30                              2004      2003   % Change
----------------------------------------------------------------------
Total assets                             $580,016  $455,334        27
Interest-earning assets                   556,075   429,424        29
Loans                                     471,300   367,516        28
Allowance for loan losses                   6,180     5,032        23
Nonperforming assets                          631     3,249       (81)
Deposits                                  465,587   370,085        26
Interest-bearing liabilities              462,461   347,231        33
Shareholders' equity                       39,016    36,249       7.6
Allowance for possible
   loan losses to total loans                1.31%     1.37%     (4.2)
Nonperforming assets to total                0.13%     0.88%      (85)
   loans
Loan to deposit ratio                      101.23%    99.31%      1.9
Equity to assets                             6.73%     7.96%      (16)
Tier 1 capital to risk-
   weighted assets                          10.56%    11.26%     (6.3)
Book value per share                     $  11.86  $  11.04       7.4
Outstanding shares                          3,290     3,282       0.2
Performance Ratios
----------------------------------------------------------------------
For the Third Quarter                        2004      2003   % Change
----------------------------------------------------------------------

Net income                               $  1,544  $  1,212        27
Return on average assets                     1.06%     1.08%     (2.1)
Return on average equity                    15.96%    13.37%       19
Net interest margin                          3.82%     3.80%      0.5
Efficiency ratio                            58.51%    58.15%      0.6

Per share data:
Net income - basic                       $   0.47  $   0.37        27
Net income - diluted                     $   0.46  $   0.36        28
Dividends                                $  0.165  $  0.160       3.1

Average shares:
Basic                                       3,290     3,282       0.2
Diluted                                     3,363     3,351       0.4

----------------------------------------------------------------------
For the First Nine Months                    2004      2003   % Change
----------------------------------------------------------------------

Net income                               $  3,961  $  3,452        15
Return on average assets                     0.98%     1.06%     (7.8)
Return on average equity                    14.01%    13.00%      7.7
Net interest margin                          3.79%     3.94%     (3.8)
Efficiency ratio                            59.45%    58.51%      1.6

Per share data:
Net income - basic                       $   1.21  $   1.05        15
Net income - diluted                     $   1.18  $   1.03        15
Dividends                                $   0.49  $   0.47       4.3

Average shares:
Basic                                       3,286     3,282       0.1
Diluted                                     3,364     3,346       0.5




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


            THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS
                    September 30, 2004 and 2003
                           (Unaudited)
----------------------------------------------------------------------
              (Amounts in thousands, except share data)


                                                      September 30
                                                   ------------------
                                                      2004      2003
                                                   --------  --------
ASSETS
Cash and due from banks                           $ 11,274  $ 14,558
Interest-bearing deposits                            9,876    12,088
Federal funds sold                                   9,145    10,441
Investment securities,
   available-for-sale                               40,932    42,638
Loans held for sale                                 25,517         0
Loans, net of allowance for credit losses
   of  $6,180 in 2004 and $5,032 in 2003           465,120   362,484
Premises and equipment, net                          4,741     4,666
Other real estate owned                                500         0
Bank-owned life insurance                            5,302     5,066
Other assets                                         7,609     3,393
---------------------------------------------------------------------
               Total assets                       $580,016  $455,334
=====================================================================

LIABILITIES
Deposits:
   Noninterest-bearing demand                     $ 74,231  $ 70,136
   Interest-bearing demand                          81,917    77,185
   Savings                                          19,319    16,497
   Money market accounts                            79,418    63,778
   Time, $100,000 and over                          86,074    65,157
   Time, $100,000 - broker                          46,766         0
   Other time deposits                              77,862    77,332
---------------------------------------------------------------------
               Total deposits                      465,587   370,085
Securities sold under repurchase
   agreements                                       19,375    18,587
Other short-term borrowings                         20,483     2,222
FHLB long-term advances                             20,937    20,473
Subordinated debt                                   10,310     6,000
Other liabilities                                    4,308     1,718
---------------------------------------------------------------------
               Total liabilities                   541,000   419,085
---------------------------------------------------------------------
SHAREHOLDERS' EQUITY
 Common stock, par value $1 per
    share: authorized 79,860,000
    shares; issued 3,290,223 in 2004
    and 2003                                         3,290     3,290
 Preferred stock, par value $1:
    authorized 10,000,000 shares                         -         -
Capital surplus                                     25,054    25,109
Retained earnings                                   10,315     7,298
Treasury stock, at cost, 226 and
   8,321 shares in 2004 and 2003                        (4)     (147)
Net unrealized gains on
   available-for-sale securities                       361       699
---------------------------------------------------------------------
               Total shareholders' equity           39,016    36,249
---------------------------------------------------------------------
               Total liabilities and
                  shareholders' equity            $580,016  $455,334
=====================================================================


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


             THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
          Third Quarter and First Nine Months, 2004 and 2003
                             (Unaudited)
---------------------------------------------------------------------
                 (thousands, except per share data)

                                      For the            For the
                                   Quarter Ended    Nine Months Ended
                                   September 30,      September 30,
----------------------------------------------------------------------
                                     2004     2003     2004      2003
----------------------------------------------------------------------

Interest income                  $  7,511 $  5,622 $ 20,422  $ 17,025
Interest expense                    2,230    1,633    5,906     5,048
----------------------------------------------------------------------
Net Interest Income                 5,281    3,989   14,516    11,977
Provision for loan losses             320      255    1,195       790
----------------------------------------------------------------------
Net interest income after
  provision for loan losses         4,961    3,734   13,321    11,187
----------------------------------------------------------------------
Other Income
Trust fees                            110      101      324       293
Service charges on deposit
  accounts                            423      396    1,214     1,196
Gain on sale of mortgage loans,
 net                                  255      252      730       670
Gain on sale other real owned,
 net                                    0        0       91         0
Other income                          241      194      650       444
----------------------------------------------------------------------
   Total other income               1,029      943    3,009     2,603
----------------------------------------------------------------------
Other Expense
Salaries and employee benefits      2,139    1,632    6,100     4,929
Occupancy and equipment expense       473      438    1,379     1,265
Data processing expense               267      221      792       674
Other operating expenses              813      577    2,148     1,749
----------------------------------------------------------------------
   Total other expenses             3,692    2,868   10,419     8,617
----------------------------------------------------------------------
Income before provision for
   income taxes                     2,298    1,809    5,911     5,173
Provision for income taxes            754      597    1,950     1,721
----------------------------------------------------------------------
Net Income                       $  1,544 $  1,212 $  3,961  $  3,452
======================================================================


Per Share:
Net income - basic               $   0.47 $   0.37 $   1.21  $   1.05
======================================================================
Net income - diluted             $   0.46 $   0.36 $   1.18  $   1.03
======================================================================


[GRAPHIC OMITTED]
Contact:
     The Savannah Bancorp, Inc.
     G. Mike Odom, Jr., 912-629-6486
     or
     Robert B. Briscoe, 912-629-6525


Source: The Savannah Bancorp


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